PROMISSORY NOTE

$200,0000.00

January 29, 2003

        FOR VALUE RECEIVED, the undersigned ("Maker") unconditionally promises to pay to the order of XML - GLOBAL TECHNOLOGIES, INC., a Colorado corporation ("Payee"), at Payee's offices, or at such other place as may be agreed to by the parties, the principal amount of $200,000.00, in immediately available funds, together with interest at a fixed rate per annum equal to four percent (4.00%), payable in accordance with this note (this "Note"). Interest shall be calculated for the actual number of days the principal is outstanding on the basis of a 365 day year.

        Subject to Payee's right to declare the unpaid balance of principal and interest to be immediately due and payable upon the occurrence of certain events described below, the principal amount outstanding under this Note, together with all accrued and unpaid interest, shall be due and payable on the Maturity Date (as hereinafter defined). Maker may voluntarily prepay all or any part of the principal or accrued interest under this Note without penalty upon one (1) days prior notice to Payee.

        For purposes hereof, "Maturity Date" means the date upon which the Registration of the shares, as described in both of the attached Agreements dated January 29, 2003, becomes effective, as per SEC declaration.

        The holder hereof may declare the unpaid balance of principal and accrued interest to be immediately due and payable, without notice or demand, if (a) Maker shall fail to pay accrued interest on any due date, (b) Maker shall fail to pay the entire principal amount and all accrued interest on the Maturity Date, (c) a default should occur under any material agreement, document, or instrument securing or assuring payment of any part hereof or executed in connection herewith, and such default shall not be cured within any applicable cure period, (d) Maker shall become insolvent, fail to pay Maker's debts generally as they become due, (e) Maker shall voluntarily enter into any proceeding provided by for bankruptcy or similar debtor relief law, or (f) Maker shall involuntarily be make the subject of any proceeding provided for by any bankruptcy or similar debtor relief law which remains undismissed and unstayed for a period of 30 days. Lender may pursue, in addition to rights and remedies under this Note, any legal or equitable remedies available to Lender. In the event of Maker's default, the outstanding balance due hereunder shall accrue default interest at th-e rate of 12% per annum and the holder shall be entitled to recover all costs of collection, including holder's attorney's fees.

        Regardless of any provision contained in this Note, or any other document executed or delivered in connection therewith, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Maximum Rate, and, in the event that Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (ii) exclude voluntary pre-payments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term; provided, that if this Note is paid and performed in full prior to the end of full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, Payee or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances make by the Payee or any holder hereof under this Note at the time in question.

        This Note is transferable or assignable by holder provided that such transfer or assignment is make in compliance with all applicable state and federal securities laws. Any reference to holder herein will be deemed to refer to any subsequent transferee of this Note at such time as such transferee holds this Note.

        This Note is delivered in and shall be construed under the internal laws and judicial decisions of the State of Illinois, and the laws of the United States as the same may be applicable.

        The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or the validity of any other provision herein and the invalidity or unenforceability of any provision of this Note.

        NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        Maker acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note.

MAKER:
Paradigm Group II, LLC
By:__________________________ Name:__________________ Title:___________________